UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2010
DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4018	53-0257888
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3005 Highland Parkway, Suite 200	60515
Downers Grove, Illinois	(Zip Code)
(Address of Principal Executive Offices)
(630) 541-1540
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Contract.
     On December 22, 2010, Dover Corporation (the “Company”) agreed to acquire the Sound Solutions business of NXP Semiconductors N.V. pursuant to a definitive sale and purchase agreement (the “Agreement”) among the Company, its subsidiaries Knowles Electronics, LLC (“Knowles”) and Eff acht Beteiligungsverwaltung GmbH, NXP B.V. (“Seller”) and NXP Semiconductors N.V. (“NXP”).
     The purchase price for the Sound Solutions business is US$855 million in cash, subject to customary adjustments for working capital, net cash and assumed pension liabilities.
     Pursuant to the Agreement, Knowles, or other subsidiaries of the Company designated by Knowles, will acquire all the outstanding securities of NXP Semiconductors Beijing Ltd. (“NXP China”) and NXP Semiconductors Austria GmbH (“NXP Austria”), the NXP entities conducting the Sound Solutions business. In the case of NXP Austria, Eff acht Beteiligungsverwaltung GmbH, an Austrian entity indirectly owned by the Company, has been designated as the purchaser. NXP Austria will be reorganized prior to the closing of the transaction so that, at the time of closing, it will hold only assets related to the Sound Solutions business. In addition, Knowles, through NXP China and NXP Austria, will enter into an intellectual property transfer and license agreement with Seller upon closing pursuant to which Knowles will acquire or license intellectual property held by Seller that is used in the Sound Solutions business.
     The Agreement contains customary representations, warranties and pre- and post-closing covenants and agreements. The Agreement also contains indemnification obligations of Seller subject to certain limitations.
     The consummation of the transaction is subject to customary closing conditions, including completion of the reorganization of NXP Austria, anti-trust clearance in the People’s Republic of China (“PRC”) and approval by PRC authorities of the transfer of the shares of NXP China. The Agreement may be terminated by either Knowles or Seller if the transaction has not closed on or prior to September 30, 2011.
Item 7.01 Regulation FD Disclosure.
     The Company issued a press release announcing the agreement on December 22, 2010 and will be hosting a conference call to discuss the acquisition at 11:00 AM Eastern on Wednesday, December 22, 2010. The call can be accessed at Dover’s website (www.dovercorporation.com) or by dialing 888-802-8577 (US/Canada), or 973-935-8754 (International) using conference ID # 32339367. Replays of the call can be accessed by dialing 800-642-1687 (U.S./Canada), or 706-645-9291 (International) using replay ID # 32339367. The press release and conference call materials are attached hereto as Exhibits 99.1 and 99.2 and are available on the Investor Information section of the Company’s website at www.dovercorporation.com.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of business acquired

Not applicable.

(b)	Pro forma financial information

Not applicable.

(c)	Shell company transactions

Not applicable.

(d)	Exhibits

The following exhibits are furnished as part of this report
99.1	Press Release of the Company dated December 22, 2010

99.2	Presentation material dated December 22, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2010	DOVER CORPORATION (Registrant)

	By: Name:	/s/ Joseph W. Schmidt Joseph W. Schmidt
	Title:	Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release of the Company dated December 22, 2010

99.2	Presentation Materials of the Company dated December 22, 2010